UNITED STATE
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): August 17, 2009

                          SYNERGY RESOURCES CORPORATION
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             (Exact name of registrant as specified in its charter)

          Colorado                         None                   20-2835920
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(State or other jurisdiction       (Commission File No.)       (IRS Employer
of incorporation)                                            Identification No.)

                                20203 Highway 60
                           Platteville, Colorado 80651
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          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (970) 737-1073
                                                           --------------

                                       N/A
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          (Former name or former address if changed since last report)


Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01   Entry into a Material Definitive Agreement.

     On August 17, 2009 the Company entered into an agreement with Ensign Drilling Company to drill, and possibly complete, five to seven wells. The wells will be drilled on the Meyer prospect which the Company has an option to purchase from Petroleum Exploration and Management, LLC. The wells are located in the NW 1/4, Section 21, Township 5 N, Range 66 West, Weld County, Colorado.

     The wells will be drilled to an approximate depth of 7,500 feet, reaching the Codell formation. The Company estimates that each well will cost approximately $175,000 to drill and $425,000 to complete. Drilling is expected to begin the first week of September 2009. Synergy will have a working interest varying from 62.5% to 31.25% (47% to 23% net revenue interest) in the wells and will be the operator for all wells drilled.



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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  August 19, 2009.

                                 SYNERGY RESOURCES CORPORATION



                                 By:  /s/ Ed Holloway
                                      ----------------------------------
                                       Ed Holloway, President